Chrystal Capital Partners LLP
                New Broad Street House, 35 New Broad Street,
                           London EC2M 1NH
              Telephone +44(0)20 7850 4760 www.chrystalcapital.com

STRICTLY  PRIVATE  AND  CONFIDENTIAL

Discovery Energy Corp.
One Riverway, Suite 1700
Houston, TX 77056
USA

30 September 2012

FOR THE ATTENTION OF KEITH SPICKELMIER, EXECUTIVE CHAIRMAN & KEITH MCKENZIE, CEO

Dear  Sirs

ENGAGEMENT  LETTER

DISCOVERY  ENERGY  CORP.  ("DISCOVERY",  "COMPANY",  "CLIENT",  "YOU" OR "YOUR")

This letter refers to our recent discussions concerning your proposed plans to raise up to USD $20m of financing, potentially in multiple phases and including potential farm-in arrangements, to develop your assets in the Cooper Basin, Australia (the "FUND RAISE(S)" or "OBJECTIVES").

This letter, together with the attached terms and conditions in Appendix 1 and other Appendices below, which are intended to be legally binding, set out the basis of the engagement of Chrystal Capital Partners LLP ("CHRYSTAL CAPITAL") to act as financial adviser to you. Accordingly we set out below the nature of the responsibilities and conditions which Chrystal Capital and the Client undertake in relation to the Objectives.

Based on information provided by you and pursuant to the rules of the Financial Services Authority (the "FSA"), which requires all of our clients to be classified into one of three regulatory categories, we have classified the Company as a "Retail Client".

1.     CHRYSTAL  CAPITAL'S  SCOPE  OF  ENGAGEMENT

The services we expect to be providing to you comprise the following (together, the "SERVICES") which can be broken down into the following broad phases:

Initial  Preparation

In advance of commencing the first round of Fund Raises Chrystal Capital will provide you with advisory services in relation to your intent to progress the Company through multiple rounds of Fund Raises. This will include, but will not be limited to:

1.1     Advising  on how to structure the Company to be attractive to investors;
1.2     Advising on the type of reports needed and the level of detail required;
1.3 Introducing you to companies qualified to provide these resource reports;
1.4 Advising and supporting on any financing rounds that you intend to lead and complete, (whether initiated by Chrystal or the Company) and;
1.5 Providing on-going analysis of the resource and consulting advice on best practice in the capital markets.

Fund  Raising  Phases

1.6 Advising generally with regard to the raising of funds from Prospects (as defined in Appendix 1) interested in participating in a financing round. The round size is likely to be determined by the structure of the financing with dilution and valuation being the key considerations;
1.7 Working alongside you to gather and organise the necessary information needed to allow Prospects to properly assess the investment opportunity. Advice on the population of the electronic data room and UK regulatory know your client files;
1.8 Corporate governance and management reporting framework issues that are consistent with both the Company's and Chrystal Capital's regulatory obligations;
1.9 Reviewing and providing guidance on financial modelling and projections and drafting or repositioning the power point presentation of the results in accordance to the particular requirements of Prospects and in a manner consistent with the Company's regulatory obligations;
1.10 Selecting appropriate Prospects to introduce you to with a particular emphasis on Prospects that can add skills and value to the Objectives and development of the Company in addition to the provision of capital;
1.11 Producing pre-financing documentation to lend credibility and stimulate the interest of Prospects;
1.12 Organising, booking and attending the road show and providing advice in advance of the road show;
1.13 Providing support and guidance throughout the Objectives including Prospect selection and assistance with negotiation of terms and conditions and;
1.14 Liaising with the Company's directors, legal advisers, accountants, brokers, auditors, financial public relations advisers and registrars as necessary through to completion of the Objectives.

Post  Financing  Services  Phase

1.15 Advising generally with regard to the raising of funds from Prospects post financing through defined secondary placements alongside the engaged Placement Agent(s);
1.16 Coordinating advisers such as legal advisers, accountants, brokers, auditors, financial public relations advisers and registrars on an on-going basis through the financial calendar events;
1.17 Driving a PR marketing programme to ensure maximum Prospects exposure and retail liquidity;
1.18 Marketing the Company to a wider selection of brokers to increase the number of analysts covering the stock with high quality research reports;
1.19    Advising on drafting RNS releases to the market; and
1.20 Providing on-going help with the solicitation of potential partners, clients and ultimately likely bidders for the Company.

This is not an exhaustive list of the Services we will perform but merely a broad guidance of the critical role that we will perform as the Company's financial advisor.

In connection with the provision of its services hereunder, Chrystal hereby agrees to comply with all laws, regulations and rules applicable to such services.

2.     YOUR  OBLIGATIONS

       In consideration of our agreeing to act for you in relation to the Objectives, you agree and represent that, for so long as we act for you, you will (and will procure that your Related Companies will):

2.1 comply at all times (to the extent applicable) without delay with the FSA Handbook of Rules and Guidance, including those rules made under the Financial Services and Markets Act 2000 ("FSMA") (the "FSA RULES"), which for the avoidance of doubt includes the Listing Rules, the Disclosure and Transparency Rules, the Prospectus Rules, the Criminal Justice Act 1993, the AIM Rules for Companies published by the London Stock Exchange from time to time, the PLUS Rules for Issuers and the PLUS Trading Rules published by the PLUS Markets Group Plc, any Admission and Disclosure Standards, the City Code on Takeovers and Mergers (the "CODE") (and any rulings and instructions given by the Takeover Panel), the rules and requirements of the Bank of England, the Companies Act 2006 and such other rules, regulations and laws in any jurisdiction that may apply from time to time (collectively the "RULES") and all directions given by ourselves in relation to compliance with the applicable Rules;

2.2 comply at all times with section 21 of FSMA which restricts persons who are not authorised by the FSA from communicating invitations or inducements to engage in investment activity during the course of business;

2.3 register transfers of securities in the Company in in a manner consistent with the Company's regulatory obligations and despatch share certificates as applicable, without delay;

2.4 forward to us for our prior perusal and written approval proofs of all documents and press announcements (other than routine press announcements) to be communicated that relate to, or have an effect on, the Objectives;

2.5 ensure that the contents of all statements or financial promotions approved by us at your request, and the contents of all documents or announcements published or otherwise issued by you, are true, complete, accurate and not misleading and that any expressions of opinion or belief are made on reasonable grounds;

2.6 if required by the Rules, ensure that an appropriate dealing regime is in place in respect of your directors' and relevant employees' dealings;

2.7 notify us immediately upon becoming aware of any breach or alleged breach of the Rules and any other legal or regulatory issues that you are aware of or which may arise;

2.8 notify us in a timely manner before the engagement of any professional advisers and provide us with the details of any other professional advisers or other corporate finance advisers engaged by you within the last 24 months; and

2.9 Ensure that all Prospects pay their investments directly to the legal advisor who is nominated by the Company to receive the proceeds of the Fund Raise (the "Legal Advisor") and use reasonable endeavours to ensure that a term substantially in the form set out in Appendix 6 is detailed in any agreement between a Prospect and the Company in connection with the Objectives.

2.10 The company shall be entitled to reject any Prospect or proposed transaction presented by Chrystal Capital for any reason that the Company believes appropriate.

3.     CHRYSTAL  CAPITAL  TEAM  AND  POINTS  OF  CONTACT

       Kingsley Wilson will be the individual in charge of providing the Services and your principal point of contact within Chrystal Capital. He will be assisted by such other or additional members of the Chrystal Capital team as we may consider appropriate from time to time.

4.     BASIS  OF  CHARGES

       In consideration of us providing the Services, you agree to remunerate us as follows:

4.1     COMMITMENT  AND  ADVISORY  FEES

(a)     A  rolling  monthly  client  commitment  fee  in  the  sum of GBP  7,500
        (Sterling) is payable in cash, which is non-refundable. This fee is payable until this agreement is terminated in accordance with the section on termination below.

4.2     SUCCESS  FEES  -  CASH

        (a) Upon completion of each and every successful closing of a Fund Raise (other than one involving a Pre-Existing Exception (as defined in 4.2(b))) during the Exclusivity Period or the 18-month trailing period thereafter, a success fee amounting to 7% (seven per cent) of the gross amount of all such funds raised pursuant to the Objectives is payable in cash due on completion. Any funds raised under a farm-in agreement where the investors have been introduced by you will result in a 3% (three per cent) success being payable in cash due on completion. For the avoidance of doubt a 7% (seven per cent) fee will be payable in cash under a farm-in agreement where the investors are introduced by us.

(b) In the event that you complete a Fund Raise of any type or manner from any source in any country subject to the Pre-Existing Exceptions (as defined below) during the Exclusivity Period (as defined in clause 5 of this letter) a fee of 7% (seven per cent) of the gross amount of all such funds raised is also payable by you to us in cash on completion of the Fund Raise. For the avoidance of doubt this clause applies to each and every Fund Raise completed during the Exclusivity Period subject to the Pre-Existing Exceptions. The "Pre-Existing Exceptions" are:

                (i) Up to $2m in equity funding currently being marketed by Company financings with, or facilitated by, existing shareholders in this initial Fund Raise. For the avoidance of doubt this equity funding will no longer be a Pre-Existing Exception once completed.

                (ii) Any Fund Raise by MIGO, which is currently under review, within 45 days from the signing of this Engagement Letter. After 45 days from the signing of this Engagement Letter MIGO will then be deemed to become a Chrystal Prospect and no longer a Pre-Existing Exception and any Fund Raise by MIGO will result in a 3% (three per cent) success fee being payable in cash due on completion.

(c) Any fees payable in cash (other than the rolling monthly client commitment fees) may in our sole discretion be paid to us in the form of shares of your common stock equal to the fees due. The subscription price shall be the share price as at the immediately previous fundraising completed by the Company.

4.3     SUCCESS  FEES  -  SHARES

               (a) In consideration of the Services provided to you pursuant to this letter, the Company hereby agrees to issue and allocate us and/or our nominees, pursuant to the Restricted Share Award Agreement attached hereto as Appendix 7, a total of 6,472,425 (six million, four hundred and seventy two thousand and four hundred and twenty five) shares of the Company's common stock ("SHARES"), which is equivalent to 5% (five per cent) of the total outstanding share capital of the Company calculated as fully diluted (129,448,500) at the date of the signing of this letter. Such Shares will be allotted to us nil paid or at nominal value and will be sent to us or our lawyers on the signing of this letter and the aforementioned Restricted Share Award Agreement to be held in escrow pending completion of the Objective.

               (b) In the event that you complete a Fund Raise of any type or manner from any source in any country from Prospects not introduced by us, during the Exclusivity Period (as defined in clause 5 of this letter), the Shares allotted to us pursuant to clause 4.3(a) of this letter will become fully paid against completion of the Fund Raise subject to the Company investors described in clause 4.2(b). In event of a Fund Raise by MIGO completing after 45 days of the signing of this Engagement Letter, Chrystal will retain 50% of the allotted shares in 4.3(a) and return the balance to Company on completion of the Fund Raise.

               (c) We acknowledge that in granting us the Exclusivity Period in which to raise the capital and otherwise provide the Services, you are bearing a material opportunity cost risk that we fail to complete the Objectives. We therefore agree that if we are unsuccessful in completing the Objectives or providing the Services, defined as the Company not receiving any capital from our Prospects, then all of the Shares will be returned to the Company, less any cash paid.

               (d) The attached Restricted Share Award Agreement shall govern the share issuance provided for by this Section
                       4.3. Accordingly, if any inconsistency arises between the terms, provisions and conditions of this Agreement and those of such Restricted Share Award Agreement, the terms, provisions and conditions of such Restricted Share Award Agreement shall control.

4.4     SUCCESS  FEES  -  OPTIONS

               (a) On completion of each Objective, any Fund Raise (other than one involving a Pre-Existing Exception (as defined in 4.2(b))) within the Exclusivity Period (as defined in clause 5 of this letter) and on any subsequent Fund Raise, the Company hereby grants to Chrystal Capital or its nominees, with immediate effect, an option to acquire ordinary shares/common stock or such equivalent as may be relevant (which entitles us on exercise to full voting rights and which rank pari passu with all other shares in the Company) in the capital of the Company. The total number of shares under option capable of being exercised on a successful completion of each Objective shall be calculated in accordance with the provisions of the option agreement attached to this letter in Appendix 3.

               (b) None of the options to be issued pursuant to Section 4.4(a), and none of the shares to be issued pursuant to such options, shall be covered by the Discovery Energy Corp. 2012 Equity Incentive Plan.

4.5     TERMINATION  AND  FURTHER  TRANSACTION  FEES

              (a) If the Services are terminated before completion of the Objectives and the Objectives or a transaction similar to one set out in the Objectives completes within a period of 18 months after the effective date of termination with Prospects, or Related Companies of the Prospects, or Placement Agents sourced by Chrystal Capital pursuant to the Objectives, the Company shall pay Chrystal Capital the fees and expenses referred to in paragraphs 4.1, 4.2 and 4.3 of this letter in respect of the similar transaction less any amount already paid.

              (b) If the Objectives are successfully completed pursuant to the terms of this letter and a further Fund Raise of any description is carried out by the Company, within a period of 18 months after the effective date of the completion of the Objectives, using the same Prospects, or Related Companies of the Prospects, or Placement Agents sourced by Chrystal Capital pursuant to the Objectives, the Company shall pay Chrystal Capital the fees and expenses referred to in paragraphs 4.2, and 4.3, as applicable, in respect of the further Fund Raise.

              (c) You shall have the right to terminate this letter by giving us notice in writing at any time within the first 45 (forty-five) days after the date of this agreement. If the Services are terminated within:

                      (i) 15 days of the signing of this letter the Company hereby agrees to pay Chrystal a fee of $33,500 together with any outstanding pro rata monthly client commitment fee and any outstanding expenses;

                     (ii) 30 days of the signing of this letter the Company hereby agrees to pay Chrystal a fee of $67,000 together with any outstanding pro rata monthly client commitment fee and any outstanding expenses;

                    (iii) 45 days of the signing of this letter the Company hereby agrees to pay Chrystal a fee of $100,000 together with any outstanding pro rata monthly client commitment fee and any outstanding expenses;

                     (iv) For the avoidance of doubt Clauses 4.5 (a) and (b) would still apply, but the Company will owe no further remuneration to Chrystal Capital other than the preceding break-up fee and as provided in Clauses 4.5 (a) and (b).

4.6     EXPENSES

        In addition to the fees set out in this letter, you will you will also be responsible for all our properly and reasonably incurred expenses in providing the Services. You agree to reimburse our expenses properly and reasonably incurred in providing the Services within five working days of the issue of an invoice by Chrystal Capital. Invoices for expenses will be raised on a monthly basis and include, for example, travel, subsistence, accommodation, courier, delivery, photocopying and printer expenses. We will use our reasonable endeavours to obtain your prior approval before incurring any single expense in excess of GBP 500 (Sterling) and before overall expenses exceed GBP 1,000 (Sterling). However, in the first instance, the Company must provide an expenses pre-payment of 5,000 to cover initial expenses. Any balance will be returned to the Company on completion or termination of this engagement.

        Our  fees and  expenses  due pursuant to this letter are due and payable

        (unless stated otherwise  to  the  contrary).

        The fees and expenses referred to in this letter are in addition to any placing or financing fees, commissions or other separately agreed sums which may become payable in connection with the Objectives.

5.     EXCLUSIVITY  PERIOD

       Our agreement to act on your behalf is conditional upon Chrystal Capital having sole and exclusive conduct on all matters within the scope of this letter and the attached terms and conditions and the Objectives as set out in this letter. The exclusivity period will be for two (2) months (the "EXCLUSIVITY PERIOD") from the signing this letter, and then on a rolling monthly basis unless you or we terminate this letter in accordance with the termination provisions set out below or in Section 4.5(c).

       In the event of a successful Fund Raise, the Exclusivity Period will be extended to a year from the date of the completion of the Fund Raise and will automatically be renewed every year, unless terminated in accordance with the termination provisions set out below.

       For the avoidance of doubt, if you terminate this letter in the Exclusivity Period (other than in accordance with Section 4.5(c) or Section 6 below), you will:

       (a) pay us the due retainer and fees set out in clause 4.1(a) and 4.2(b) of this letter; and

       (b)     allot us the Shares set out in clause 4.3 of this letter; and

       (c)     pay us the expenses set out in clause 4.6 of this letter.

      Any other services to be provided by us to you at your request shall be the subject of separate terms of engagement between Chrystal Capital and you.

6.     TERMINATION

      You shall have the right to terminate this letter by giving us one month's notice in writing at any time 60 (sixty) days after the date of this agreement, or at any time that;

      (a) Kingsley Wilson becomes incapacitated and unable to serve as your primary contact under this letter.

      (b) Chrystal or any of its principals become the subject of an investigation with respect to misconduct of any nature with respect to securities dealings or financial schemes.

      We reserve the right to terminate this letter immediately by giving notice in writing in the event that:

     (c) we become aware of facts or circumstances of which we were unaware (and of which we could not have been expected to have been aware) at the commencement of this letter which, in our reasonable opinion, would preclude us from completing the Objectives;

    (d) fundamentally damaging information comes to our attention which had not been fully disclosed to us before the date of this letter and which, in our reasonable opinion, would preclude us from completing this letter (including but not limited to any serious litigation against you, any form of actual or threatened insolvency procedure against you, your shareholders or director(s), and any form of criminal act, past or present, committed by a member of your management team);

    (e) material information is unavailable to us, or any information which it had been agreed at the outset of this letter would be provided by you is unavailable or not produced in a timely fashion (including but not limited to a request for information over the course of several weeks, and if it has not been provided, this would be deemed to fall within this category);

    (f) we decide not to continue our relationship with you under paragraph H below;

    (g) any fee or expense amount due in relation to this letter becomes overdue by more than four weeks;

    (h) you fail to comply with the 'sole and exclusive conduct' clause in paragraph 5 of this letter; or

    (i)     you are in breach of any of the terms or provisions of this letter.

      Termination, howsoever caused, will not affect our rights of remuneration, indemnification and non-circumvention as set out in this letter or the Appendices, or any other accrued rights which we may have upon termination and shall be without prejudice to the completion of transactions already initiated.

7.    GENERAL

      You agree that any advice, including (without limitation) any valuation, written report or material prepared by us, is provided solely for your use and benefit for the purpose of the Objectives and may not be used or relied on for any other purpose or disclosed to any other person (excluding your other professional advisers, who may place no reliance on such advice) without our prior written consent.

      Save as required by the Rules, no advice that we give nor any communication we make in connection with the Objectives may be quoted or referred to in any public statement, report, document, release or other communication whether written, electronic or oral by you or by any Related Company without our prior written consent.

      You acknowledge that we act solely for you in connection with the Objectives and no one else and accordingly that we will not be responsible to anyone other than you for providing the protections afforded to our customers or for providing advice in relation to or in connection with the Objectives.

      You and each of the directors of the Company acknowledge that we are not responsible for providing you or them with legal advice in respect of any applicable laws and regulations in connection with the Objectives and you and each of the directors of the Company undertake to obtain appropriate legal advice and to communicate to us such advice whenever relevant or necessary to the proper performance of our services in connection with the Objectives.

8.    CLIENT  DUE  DILIGENCE

      As we have not conducted corporate finance business with you before, this letter is subject to the satisfactory completion of our statutory Anti-Money Laundering and Know Your Client formalities.

      The Company hereby authorises Chrystal Capital to make such enquiries and obtain such references as it may consider necessary to fulfil its legal obligations (including without limitation instructing third party investigatory agencies where appropriate). This letter also authorises Chrystal Capital to make such further enquiries and references as it may from time to time consider necessary to enable it to continue to comply with those obligations. Any fees or expenses incurred by Chrystal Capital in making such enquiries or obtaining such references shall promptly be reimbursed by the Company.

9.    CLIENT  ACKNOWLEDGEMENT

      We should be grateful if you would signify your understanding and acceptance of the engagement, including this letter and the attached terms and conditions in Appendix 1 and the matters set out in the other Appendices, by signing and returning the enclosed duplicate.

Yours  faithfully,

Kingsley Wilson
For  and  on  behalf  of  CHRYSTAL  CAPITAL  PARTNERS  LLP

To:     CHRYSTAL  CAPITAL  PARTNERS  LLP

I agree with the terms and conditions of the arrangements set out in the letter and the terms and conditions in Appendix 1 and the matters set out in the other Appendices as evidenced by my signature below:

Agreed  &  Acknowledged

Print  Name:

Printed  Title:

For  and  on  behalf  of:

Date:

                                   APPENDIX 1
                              TERMS AND CONDITIONS

(A)     INTRODUCTION

These terms and conditions are supplemental to the provisions contained in the letter to which they are attached and, together with the letter, form the agreement. In the event of any conflict between the express provisions of the letter and these terms and conditions, the provisions in the letter shall prevail. This agreement sets out the entire agreement and understanding between Chrystal Capital and the Company in connection with the Objectives. This agreement supersedes and terminates any prior agreement, arrangement or understanding, whether written or oral, between the parties and any prior representation by Chrystal Capital relating to the engagement pursuant to this agreement.
(B)     DEFINITIONS

The following words shall have the following meanings (unless the context otherwise requires):

"FUND RAISE" means the raising of funds or capital of any type and in any manner, including but not limited to equity, mezzanine, hybrid/convertible, debt, or in any other such structure, through a Placement Agent or a Prospect;

"INTRODUCE" OR "INTRODUCTION" means where we are the effective cause directly or indirectly, and regardless of whether effected orally or in writing (including for the avoidance of doubt, by email), of initiating with a Prospect or a Placement Agent, a meaningful contact (being a meeting or phone call with a Prospect or a Placement Agent during which you have an opportunity to present your Company) notwithstanding that you obtain the Prospect's details subsequently, whether as a result of your own initiatives or otherwise; or where a Prospect or a Placement Agent we introduce you to introduces you to some other person or entity capable of being a Prospect or a Placement Agent;

"PLACEMENT AGENT" means any person or entity to whom we Introduce you who subsequently completes a transaction for the Company, directly or indirectly;

"PROSPECT(S)" means a variety of potential investors capable of providing funds or capital in any manner, to whom you are introduced, directly or indirectly, such potential investors being, without limit any one or more of financial institutions, brokers, banks, hedge funds, family offices, debt providers, private equity, operational companies, corporate investors, farm-in investors and operators and high net worth individuals including any successor to a Prospect or successor to a business of a Prospect. Where you are introduced to a Prospect that does not participate in an initial Fund Raise, but you subsequently obtain funding from such Prospect, at any time during the term of this agreement and for eighteen (18) months after its termination, such Prospect shall be deemed to be a Prospect for the purposes of this definition, except where you can show that you had an established relationship or meaningful contact with such person prior to the date of this agreement; and

"RELATED  COMPANY"

(a) in respect of Chrystal Capital, any parent undertaking of Chrystal Capital and any subsidiary undertaking or subsidiary undertaking of that parent undertaking (except Chrystal Capital);

(b) in respect of the Company, any parent undertaking of the Company and any subsidiary undertaking or subsidiary undertaking of that parent undertaking (except the Company); and

(c) in respect of a Prospect, any parent undertaking of a Prospect and any subsidiary undertaking or subsidiary undertaking of that parent undertaking (except a Prospect)

and for these purposes "PARENT UNDERTAKING", "SUBSIDIARY UNDERTAKING" and "SUBSIDIARY" shall bear the meanings respectively given to them in the Companies Act 2006 and "RELATED COMPANIES" shall be construed accordingly.

(C)     ANTI-DILUTION

Standard anti-dilution protection rights will apply i.e. we have the right to maintain our percentage share ownership in the Company and the ability to purchase a proportional number of shares of any future issue of shares, common stock, options or warrants issued/agreed with existing shareholders, proposed shareholders or third parties, at the price at which they are issued, excluding management performance options or warrants. The share figures quoted in this agreement will also need to be adjusted proportionally in the event of any changes in the capital structure including but not limited to stock splits.

(D)     PAYMENT

All payments to be made under this agreement should be made by electronic transfer to the following account, unless otherwise agreed:

Bank:          NatWest  Bank  Plc

Address:     1  Princes  Street,  London,  EC2R  8PA

Account  name:     Chrystal  Capital  Partners  LLP

Sort  code:     60-00-01

Account  number:     39529746

Swift:          NWBK  GB  2L

IBAN:     GB42  NWBK  6000  0139  5297  46

We reserve the right to charge interest on overdue amounts at an annual rate of 13.5% (thirteen point five per cent) from the day payments are due, as per this agreement, under UK statutory late payment legislation. Late payment fees will be calculated on a daily basis.

(E)     ACCESS  AND  INFORMATION

The Company agrees to provide Chrystal Capital with all data and information concerning its business and affairs, or those of any of its Related Companies, which is relevant to the provision of the Services by Chrystal Capital pursuant to this agreement from time to time and all such other information as Chrystal Capital may reasonably request and the Company shall update such information as necessary. Chrystal Capital shall be granted full access to the directors, employees and advisers of the Company and those of its Related Companies.

The Company undertakes that all information provided to Chrystal Capital shall be true, accurate and complete in all material respects and shall not be misleading. There shall not be any material omissions from the information and every statement of opinion or intention in the information provided to Chrystal Capital shall be honestly and fairly based. The Company shall promptly notify Chrystal Capital and take all steps as Chrystal Capital may reasonably require correcting any statement, announcement or publication which is found to be untrue, inaccurate or misleading.

Chrystal Capital shall be entitled to rely for all purposes upon the accuracy and completeness of all information provided to it by the Company or any of its advisers without any obligation to verify or confirm the same.

The Company undertakes that it shall have or obtain the right to supply such information free of restriction and that the supply of such information and its receipt and use by Chrystal Capital for the purposes of the Objectives shall be permitted.

(F)     CLIENT  AUTHORISATION

Our understanding is that we may communicate with you and your fellow directors. Notwithstanding the above, you authorise us to rely on the authority of any instructions, notices or requests (whether in writing or not and however communicated to us) from any person nominated by you or such other persons as we may reasonably assume are intended to have such authority. Instructions given to us shall not take effect until actually received by us. Communications by you to us under this agreement may be made by facsimile or email and shall be deemed effective on the working day next following transmission of the communication.

The engagement by the Company of Chrystal Capital in connection with the Objectives confers on Chrystal Capital all powers, authorities, permissions and discretions on the Company's behalf which are necessary for, reasonably incidental to or customary in the provision of, the Services to be provided pursuant to the Objectives. The Company hereby agrees to ratify and confirm everything which Chrystal Capital shall reasonably and lawfully do in the proper exercise of such powers, authorities and discretions in relation to the Objectives.

It is expressly agreed between Chrystal Capital and you that in all dealings with third parties we will be acting as agent on your behalf and not as principal, and that we shall be entitled to make this clear in all communications with such third parties.

Chrystal Capital will not have any responsibility for due diligence in relation to the Objectives which would normally be carried out by your other advisors such as legal, accountancy, tax advisers and other consultants notwithstanding that Chrystal Capital may be in possession of advice provided by such advisers. It is your responsibility to ensure that the advice received from its other advisers in connection with completing the Objectives is considered adequate for the purpose. Chrystal Capital reserves the right to request additional due diligence and verification as required through the process.

(G)     CLIENT  MONIES

We are not registered to hold third party monies and consequently any cheques or payments receivable by us in respect of third parties must be appropriately addressed. Any monies to be received by the Company under a Fund Raise will be channelled through the Company's lawyers, with such lawyers being instructed and entitled to withhold and pay to us all our fees due under this agreement prior to transmission of proceeds of the Fund Raise to the Company.

(H)     CONFLICTS  OF  INTEREST

Chrystal Capital and its Related Companies are involved in the provision of corporate finance advisory services and may have a financial interest in transactions involving or relating to the Company and/or its Related Companies or other material interest, relationship or arrangement which may involve a potential conflict with Chrystal Capital's duties under the Objectives. These situations may include, without limitation, Chrystal Capital acquiring shares or options, warrants or other rights in shares in the Company (together "SECURITIES") in lieu of fees or Related Companies engaging in investment management business and dealing in, holding or otherwise effecting transactions in relation to Securities.

The Company agrees that Chrystal Capital shall be entitled to perform the Services in connection with the Objectives notwithstanding any such interest or conflict of interest or duty; and nothing in this agreement or otherwise shall give rise to any fiduciary or equitable duty which would prevent or restrict Chrystal Capital or any Related Company from doing so. Chrystal Capital will take reasonable steps to identify and manage any such conflict to ensure fair treatment of the Company, in accordance with the FSA Rules.

Subject to the FSA Rules and to any contrary prior instructions given by the Company in writing, Chrystal Capital shall be entitled, in the course of providing corporate finance services, to deal with or use the services of any Related Company.

Subject to the FSA Rules and to any such contrary prior written instructions, Chrystal Capital and its Related Companies shall, without any liability to account to the Company, remain entitled to retain any profits, benefits or other advantages arising from: (a) being interested in any transaction involving or relating to the Company (including the acquisition, holding or disposal of Securities); and (b) any dealings with, or the provision of services by Related Companies, notwithstanding this agreement. Chrystal Capital shall not be required to disclose any such profit, benefit or advantage to the Company (except as required by the FSA Rules).

(I)     CONFIDENTIALITY

Chrystal Capital shall keep confidential as provided in this paragraph I any confidential information relating to the Company and the Company's business affairs that the Company discloses to Chrystal Capital ("CONFIDENTIAL INFORMATION").

Confidential  Information  shall  however  not  include  any  information  that:

(a) at the time of disclosure to Chrystal Capital is already in the public domain;

(b) at any time after such disclosure falls into the public domain, otherwise than as a result of a breach by Chrystal Capital of its obligations under this paragraph I;

(c) was lawfully in the possession of Chrystal Capital prior to such disclosure; or

(d) (for the avoidance of doubt) was or is received by Chrystal Capital from any third party who at the time, so far as is known to Chrystal Capital, was or is not bound by any restrictions on disclosure by such party.

Chrystal Capital shall not disclose Confidential Information to any third party save:

(a) to any adviser instructed by the Company or by Chrystal Capital in connection with the Objectives and for the purposes of the Objectives;

(b) where required by law or by any court or tribunal of competent jurisdiction or where required by the rules of or in accordance with the request of any regulatory authority the jurisdiction to which Chrystal Capital is subject;

(c) in connection with legal proceedings to which Chrystal Capital is party and which are directed to the enforcement of the Company's rights or those of Chrystal Capital pursuant to the Objectives; or

(d) the fact of Chrystal Capital's role in the Objectives but only if the existence of the Objectives is in the public domain.

Any advice or opinion, written or oral, provided by Chrystal Capital pursuant to this agreement shall be solely for the Company's information and assistance in connection with the Objectives and must be kept confidential by the Company. Such advice or opinion may not be used for any other purpose or circulated, quoted, referred to or publicly filed or disclosed to any third party, except in each case with the prior written consent of Chrystal Capital.

All original share certificates, documents of title and other documents received from the Company and held to its order will be returned on request subject to payment of any outstanding fees and expenses and to Chrystal Capital being entitled to retain copies in order to comply with its regulatory or other record-keeping requirements.

Neither Chrystal Capital nor any of its Related Companies shall be required to disclose to the Company any information which comes to their notice in the course of carrying on any other business or as a result of or in connection with the provision of services to any other person. The Company accepts that Chrystal Capital and its Related Companies may be prohibited by legal obligations or otherwise from disclosing, or it may be inappropriate for Chrystal Capital and its Related Companies to disclose, information to the Company even if the same relates to or would be of benefit to the Company or to the Objectives.

The provisions of this paragraph shall continue in full force and effect notwithstanding the termination of our engagement pursuant to this agreement or the completion of the Services.

(J)     DATA  PROTECTION

Any information, including personal data, that we collect in our business may be controlled, stored and processed in, and transferred among, any office of another Chrystal Capital entity and any such contractors as we engage to assist us in our business and may be transferred to and through any country, including countries outside the European Economic Area (EEA), which may not have privacy (data protection) legislation and regulations comparable to those in the EEA. The location of our offices and of such contractors may change from time to time and we may acquire offices and engage contractors in other countries at any time. In engaging us, you expressly consent to such control, storage, processing and transfers.

(K)     FINANCIAL  SERVICES  AND  MARKETS  ACT  2000

Chrystal Capital Partners LLP is authorised and regulated by the FSA. All Services provided by Chrystal Capital are subject to the rules and regulations of the FSA. The address of the FSA is 25 The North Colonnade, Canary Wharf, London E14 5HS or www.fsa.gov.uk.

In providing its Services, Chrystal Capital proposes to treat you as a Retail Client within the meaning of the FSA Rules.

As a consequence of this categorisation, you may be entitled to a certain level of protection traditionally afforded to Retail Clients under the FSA Rules and may additionally be entitled to bring an action for damages against Chrystal Capital under sections 71 and 150 of FSMA.

Please see the Notice of Treatment as Retail Client section in Appendix 4 for more details

Chrystal Capital provides its services subject to the FSA Rules. Chrystal Capital may take all such steps as may in its opinion be necessary or desirable to comply with the FSA Rules. The Company agrees to comply with and to procure that its Related Companies comply at all times with the FSA Rules. In particular in the case of a transaction which is subject to the Code, the Company shall procure that its associates and any person with whom it is acting in concert (the expressions "ASSOCIATES" and "ACTING IN CONCERT" having the meanings given in the Code) comply with the FSA Rules as the Code may require.

(L)     MONEY  LAUNDERING  REGULATIONS

We require a copy of a proof of address such as a recent utility bill or bank statement, together with a copy of photo ID such as a passport or photo card driving licence for one of the directors and the certificate of incorporation and latest company accounts for the Company. This is to comply with our responsibilities under the Proceeds of Crime Act 2002 and in particular the Money Laundering Regulations 2007 and other legislation.

(M)     APPROVAL  OF  DOCUMENTS  AND  ANNOUNCEMENTS

The Company and its directors shall provide Chrystal Capital with all assistance and information which Chrystal Capital may reasonably request to enable it to satisfy itself that any announcement made in connection with the Objectives is true, complete and accurate, is not false or misleading and does not omit any material information. Except where required by law or the rules of a competent regulatory authority, Chrystal Capital shall not be held responsible for ensuring the truth, accuracy, entirety or fairness of any announcement, statement, publication or document made by the Company, on the Company's behalf or by any of the Company's other advisers in connection with the Objectives. Such responsibility shall be that of the Company and its directors alone. The Company warrants and represents to Chrystal Capital that all information that it provides to Chrystal Capital in connection with a document or announcement is true, complete, accurate and not misleading in any material respect.

If Chrystal Capital is requested to approve, issue or communicate any financial promotion or other document or announcement it shall, in accordance with its compliance procedures, require assurances and representations from the Company concerning the contents of them.

Chrystal Capital retains the right to refuse to issue, communicate or approve, or arrange for the issue, communication or approval of, a particular document or announcement and to require the Company to cease from distributing a document or announcement which, in Chrystal Capital's opinion, has any connection with or potential effect on the Objectives if at any time Chrystal Capital becomes aware of information which, in its opinion, renders the document or announcement untrue, incomplete, inaccurate or misleading in any material respect.

Chrystal  Capital  will  not  approve  any  real  time  financial  promotion.

The Company agrees that it shall take such action as Chrystal Capital may reasonably request from time to time in connection with any announcement in relation to the Objectives or otherwise, including any request by Chrystal Capital to make a particular announcement or a corrective announcement. If the Company fails to comply with Chrystal Capital's reasonable request in relation to an announcement Chrystal Capital may (in addition to any other action it may take) terminate this agreement forthwith in accordance with the terms of this agreement (but without prejudice to payment of any outstanding fees and expenses payable under the terms of this agreement).

Chrystal Capital may at its expense place an announcement or advertisement in such newspapers, periodicals and publications as Chrystal Capital may choose following the public announcement of this agreement, stating that it is acting or has acted as financial adviser to the Company, as appropriate.

(N)     INTELLECTUAL  PROPERTY

Chrystal Capital copyright subsists in all Chrystal Capital developed proprietary material provided to the Company. We require that you keep confidential any proprietary Chrystal Capital methodologies and technology used to carry out the engagement as set out in this agreement.

(O)     FORCE  MAJEURE

If any failure, interruption or delay in the performance of Chrystal Capital's obligations under this agreement results or arises from acts, events or circumstances not reasonably within Chrystal Capital's control (including but not limited to the interruption, suspension or failure of any communications system, computer system or other facility of Chrystal Capital or other persons or any banking or money or securities settlement system), Chrystal Capital shall not be liable or have any responsibility of any kind for any loss or damage incurred or suffered by the Company or its Related Companies as a result thereof.

(P)     SEVERANCE

If all or part of this agreement is or becomes illegal, invalid or unenforceable in any respect, then the remainder of this agreement shall remain valid and enforceable and the parties shall negotiate in good faith to amend and modify this agreement as may be necessary or desirable in the circumstances.

(Q)     NOTICES

Notices which may or are required to be given under this agreement shall be in writing, if by the Company addressed to the relevant director of Chrystal Capital in charge of the matter and if by Chrystal Capital to a director of the Company and sent by prepaid first class post to the relevant party at the address in the letter or to such other address, including an e-mail address, as may be designated by such party to the other by written notice from time to time.

(R)     THIRD  PARTY  RIGHTS

No provision of this agreement, except as expressly provided for Indemnified Parties in Appendix 2 of these terms, is intended to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999. Accordingly, save as provided in relation to Appendix 2, no third party shall have any right to enforce or rely on any provision of this agreement.

The parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this agreement without the consent of any person who is not a party to this agreement.

(S)     ASSIGNMENT

Chrystal Capital shall be entitled to assign or transfer all or part of its rights or obligations under this agreement to a Related Company, from when references to Chrystal Capital shall be read as references to such Related Company.

In order that Chrystal Capital may execute and carry out its duties properly under this agreement, the Company agrees not to assign or transfer any of its rights and obligations under this agreement to any party without the prior written consent of Chrystal Capital.

(T)     AMENDMENTS

This agreement may only be varied by mutual agreement in writing and signed by both parties. No variation shall, unless both parties agree, affect any rights or obligations which may have previously accrued to or been incurred by Chrystal Capital or the Company.

(U)     PAYMENTS,  VALUE  ADDED  TAX  AND  FSA  CLIENT  MONEY  RULES

All sums payable by the Company under this agreement shall be paid free of all deductions or withholdings (unless required by law in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by Chrystal Capital shall equal the full amount which would have been received by Chrystal Capital had no such deduction or withholding been required to be made).

All sums quoted in this agreement are exclusive of any applicable value added tax (or any equivalent tax in any other jurisdiction) and the Company shall promptly pay to Chrystal Capital an amount equal to any value added tax (or any equivalent tax in any other jurisdiction) chargeable in respect of payments made to Chrystal Capital or otherwise chargeable in respect of the engagement pursuant to this agreement.

The Company acknowledges that Chrystal Capital is not authorised by the FSA to hold client monies and agrees that monies of the Company held or received by Chrystal Capital will not be subject to the protections conferred by the FSA's client money rules. As a consequence, these monies will not be segregated from the monies of Chrystal Capital and may be used by Chrystal Capital in the course of its business.

(V)     COMPLAINTS

Any complaints about the conduct or performance of Chrystal Capital personnel or their advisers should initially be addressed in writing to Chrystal Capital at New Broad Street House, 35 New Broad Street, London EC2M 1NH.

(W)     JURISDICTION

This agreement shall be governed by and construed in accordance with English law. The Company hereby irrevocably submits to the jurisdiction of the English courts. The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including any non-contractual disputes or claims).

(X)     CONDUCT  OF  CLAIMS

If:

(a) a third party makes a claim or begins any proceedings, action or investigation (whether civil, criminal or regulatory) against Chrystal Capital or a Related Company or threatens to do so; or

(b) Chrystal Capital or a Related Company incurs any loss, liability, cost, expense, charge or penalty directly or indirectly arising out of or in connection with this agreement, the Objectives and/or a related appointment (including for the avoidance of doubt any Losses to which Appendix 2 applies) which enables Chrystal Capital or its Related Company to bring a claim or proceedings against a third party,

Chrystal Capital shall have sole conduct in defending or making such claim or in such proceedings, including its settlement or compromise, in its own name, in whatever way it sees fit.

The Company hereby agrees on request and at its own expense to support Chrystal Capital in relation to such claim or proceedings, including by assisting in investigating, preparing for or defending the same. Chrystal Capital shall keep the Company informed of the progress of the claim or proceedings. Chrystal Capital may take all action necessary to comply with the terms of any of its applicable insurance policies or as its insurers may require.

(Y)     LIMITATION  OF  LIABILITY

We will not be responsible for any losses arising from the supply by you or others of incorrect or incomplete information, or your or others' failure to supply any appropriate information or your failure to act on our advice which leads to a loss or your failure to respond promptly to communications from us.

Subject to the requirements of any applicable law or regulation to the contrary, the liability of our company (including its staff and associated entities) in respect of breach of contract or breach of duty or fault or negligence or otherwise whatsoever arising out of or in connection with the Services shall not exceed the aggregate amount of our fees earned from the Objectives.

The Company undertakes that it has not accepted and will not accept any express financial limitation of liability from any of its other advisers in connection with the Objectives. If the Company were to accept any such limitation, then:
(i) the total liability of Chrystal Capital or its Related Companies to the Company in connection with any successful claims by the Company shall be reduced so as not to exceed the total amount for which such person would have been liable but for such limitation; and (ii) the Company shall as soon as reasonably practicable inform Chrystal Capital that it has accepted such limitation and shall provide written confirmation to Chrystal Capital in a form and substance satisfactory to Chrystal Capital to give effect to the provisions of this paragraph Y.

In no event shall Chrystal Capital be liable to or required to compensate any other adviser of the Company with the Objectives.

We will not advise on the commercial merits of any transaction and will rely on the Company's directors' commercial assessment of the Objectives. Nothing in the advice provided to the Company should be construed as advice to proceed or not to proceed with the Objectives since ultimately this is a commercial decision for the Company and its directors.

Our duties and responsibilities under this agreement are limited solely to those expressly specified in this agreement and do not include approving any part of any document other than in relation to those parts for which we have given express written consent.

(Z)     NON-CIRCUMVENTION

The Company shall not seek to circumvent Chrystal Capital by directly or indirectly contacting any Prospect or Placement Agent that Chrystal Capital introduces to the Company in connection with the Objectives or to solicit business in connection with the Objectives from such introductions for a period of two (2) years from the date of this letter, regardless of the date of termination of this letter.

                                   APPENDIX 2

                                   INDEMNITY

The Company hereby agrees and undertakes to indemnify and hold harmless Chrystal Capital and its Related Companies and each of their respective directors, employees and advisers (each an "INDEMNIFIED PARTY"), against all losses (including direct or indirect losses, loss of profits and loss of reputation), claims, demands, proceedings, damages, costs, charges, expenses, taxes, penalties and other liabilities, whether in tort, contract or otherwise
(together "LOSSES"), which an Indemnified Party may suffer or incur which directly or indirectly arise in connection with or relate to:

(c) the actions and advice and the provision of services by an Indemnified Party in connection with the Objectives;

(d) any breach or alleged breach by the Company or its directors of their obligations set out in this agreement;

(e) any failure or alleged failure by the Company, its Related Companies or any of their respective directors, employees or advisers to comply with applicable law or regulation, including without limitation the Rules; and/or

(f) the issue or approval of any financial promotion, or the making of any announcement or the publication of any circular or other document on behalf of or relating to the Company or the Objectives.

The Company hereby agrees and undertakes to reimburse each Indemnified Party for all costs, charges and expenses (including without limitation all legal or other professional fees and expenses) incurred by the Indemnified Party in connection with any claim, action, demand, arbitration, mediation, proceedings or investigation arising from or connected with the matters referred to in sub-paragraphs (a) to (d) above, whether the same are actual, pending or threatened (including those incurred in investigating, preparing for, disputing, defending, negotiating, settling, counter-claiming or pursuing the same or appealing against any judgment, award or decision of any court, tribunal, arbitrator or regulatory or other authority) to which an Indemnified Party is a party or is otherwise involved, and whether or not resulting in any Losses on the part of any Indemnified Party.

If HM Revenue & Customs or any other taxing authority in any jurisdiction brings into any charge to taxation (or into any computation of income or profits for the purposes of any charge to taxation) and any sum payable under this indemnity, then the amount so payable shall be grossed up by such amount as will ensure that after deduction of the taxation so chargeable there shall remain a sum equal to the amount that would otherwise be payable under such indemnity (such additional payments as are necessary to achieve this purpose being made by the Company on demand from Chrystal Capital from time to time).

The Company agrees that no Indemnified Party shall owe any liability to the Company or its Related Companies (whether direct or indirect, in contract, tort or otherwise) arising from or relating in any way to the Objectives except to the extent that any such liability is finally judicially determined by a court of competent jurisdiction in England to have resulted from the fraud, wilful default or gross negligence of Chrystal Capital or its Related Companies or a material breach by such person of the Rules or this agreement.

The Company further acknowledges that no Indemnified Party shall be liable to the Company for any statements, representations, or advice made or given by it prior to the date of this agreement.

The indemnity in favour of the Indemnified Parties contained in this Appendix 2 shall not be limited by any other term or provision of this agreement and shall be in addition to and not be construed to limit, affect or prejudice any other right or remedy available to Chrystal Capital or any Related Company.

                                   APPENDIX 3

                           FOR USE ON EACH FUND RAISE

                                OPTION AGREEMENT

                            DATED 30 September 2012





                           DISCOVERY ENERGY CORP. (1)
                                    - and -
                       CHRYSTAL CAPITAL PARTNERS LLP (2)

                                OPTION AGREEMENT
                                ----------------

THIS  AGREEMENT  is  made  on  30  September  2012

BETWEEN

(1) DISCOVERY ENERGY CORP. (Incorporated in the State of Nevada) whose registered office is at Suite 1700, One Riverway Drive, Houston, Texas 77056 (the "COMPANY").

(2) CHRYSTAL CAPITAL PARTNERS LLP (Registered No. OC349574) whose business address is at New Broad Street House, 35 New Broad Street, London, EC2M 1NH ("CHRYSTAL CAPITAL" or the "PARTNERSHIP").

IT  IS  AGREED  as  follows:

I.     DEFINITIONS  AND  INTERPRETATIONS

i. In this Agreement (which expression shall be deemed to include the Schedule hereto) unless the context otherwise requires:

"CONDITION"          means  the  condition  set  out  in  clause  III.(i);

"THE  DIRECTORS"     means  the  board  of directors of the Company from time to time;

"ENGAGEMENT  LETTER" means the Engagement Letter between the Company (1) and the  Partnership  (2)  dated  30  September  2012;

"EXERCISE  PRICE"    means  the  price  per  Share  at which the Prospects will invest as  agreed  by  the  Company  and  the  Partnership;

"FUND  RAISE"        has  the  same  meaning  as  defined in the Engagement
                     Letter;

"OPTION" means the conditional option to subscribe for the Option Shares granted to the Partnership pursuant to clause II (i);

"OPTION  NOTICE"     means  a  notice  exercising  the  Option given pursuant to clause  III  (iv);

"OPTION  PERIOD"     means  the  period  commencing upon satisfaction of all the
                     Conditions  and  expiring  3  years  thereafter;

"POST  FUND  RAISE   means the gross amount of the proceeds of the Fund Raise
SHARE CAPITAL"       plus  the  pre  Fund  Raise  valuation  of  the  Company;

"OPTION SHARES"     means such number of Shares as calculated in accordance with the  formula  set  out  in  clause  III  (ii);  and

"SHARES" the fully paid shares with a par value $0.001 each in the capital of the Company.

II.     THE  OPTION

i. In accordance with the terms of the Engagement Letter, the Company hereby grants to the Partnership the Option to subscribe or be issued with the Option Shares at the Exercise Price per Option Share during the Option Period subject to and in accordance with the terms of this Agreement.

ii. The Partnership may assign or transfer in whole any of its rights or obligations under this Agreement to any member of the Partnership.

III.     EXERCISE  OF  THE  OPTION

i. The right to exercise an Option is conditional upon a successful completion of a Fund Raise.

ii. The number of Option Shares shall be calculated as 7% (seven per cent) of the shares issued in each and every Fund Raise. For the avoidance of doubt and example of this calculation in the initial Fund Raise would be:

       If the Fund Raise is for the amount of $10,000,000 at a price of $0.25 per share so a total share issuance of 40,000,000 shares then the number of Option Shares would be 2,800,000 at an Exercise Price of $0.25 per share.


iii. The Option is only capable of being exercised in whole (subject to the terms of this Agreement and satisfaction of the Condition) during the Option Period unless it shall have lapsed in accordance with the terms of this Agreement.

iv. The Option may be exercised by the Partnership (or such assignee under clause II.(ii) giving notice in writing to the Company in the form set out in the Schedule hereto. The Option Notice must be accompanied by a remittance for the aggregate of the subscription monies payable in respect of the Option Shares to be subscribed for or issued, calculated as the Exercise Price per Option Share.

v. If the Option or any part of the Option is not exercised during the Option Period, the Option or such part of the Option as remains unexercised shall lapse and cease to have any further effect.

vi. Neither the Option issued pursuant to this Agreement, nor any of the Option Shares to be issued pursuant to the Option, shall be covered by the Discovery Energy Corp. 2012 Equity Incentive Plan. Consequently, the following customary legend shall be placed on all stock certificates representing the Option Shares:

       "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW OR DELIVERY TO THE CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

IV.     ALLOTMENT  OF  SHARES

i. Subject to satisfaction of all the Condition the relevant number of Option Shares as specified in the Option Notice shall be allotted to the Partnership, credited as fully paid.

ii. The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy an exercise of the Option.

iii. The Option Shares allotted pursuant to this Agreement shall be identical to and rank pari passu with the other issued Shares.

V.     VARIATION  OF  SHARE  CAPITAL

i. In the event of any variation of the share capital of the Company by way of capitalisation, rights issue, consolidation, sub division or reduction, the number of Option Shares and the Exercise Price shall be adjusted in such manner as the auditors for the time being of the Company shall in writing advise the Directors to be in their opinion fair and reasonable.

ii. As soon as reasonably practicable after making any such adjustment the Directors shall give written notice thereof to the Partnership and at the written request of the Partnership and/or upon the surrender of this Agreement shall either endorse a memorandum thereon recording such adjustment (under the hand of a Director) and return the same to the Partnership or execute and deliver to the Partnership a new agreement reflecting such adjustment but in all other respects incorporating the terms hereof.

VI.    NOTICES

       Notices or documents required to be given to the Partnership shall either be delivered by hand, sent by first class post or by facsimile to the Partnership's address as shown above or to such other address in England as the Partnership may designate by notice given in accordance with the provisions of this clause. Notices or documents required to be given to the Company shall be addressed to the Secretary of the Company and shall either be delivered by hand, sent by first class post or by facsimile to the registered office of the Company. Notices shall be deemed to have been served if delivered by hand when delivered, if sent by first class post 48 hours after posting and if by facsimile transmission when despatched.

VII.     GENERAL

i. Any time, date or period mentioned in this Agreement may be extended by agreement between the parties, but as regards any time, date or period (whether or not extended as aforesaid) time shall be of the essence.

ii. Subject to the Engagement Letter, this Agreement supersedes any previous agreement between the parties in relation to the matters dealt with herein and represents the entire agreement and understanding between the parties in relation thereto. No variation, modification or waiver of any provision of this Agreement shall be effective unless made by an express written agreement and signed by the parties who are affected thereby.

iii. The parties shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall do, execute and perform all such further agreements, documents, assurances, acts and things as any of the parties may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

iv. No neglect, delay or indulgence on the part of any party hereto in enforcing any term or condition of this Agreement shall operate as a waiver thereof.

v. This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English Courts.

vi. Each provision of this Agreement shall be construed separately and (save as otherwise expressly provided herein) none of the provisions hereof shall limit or govern the extent, application or construction of any other of them and notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable in whole or in part the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

vii. Nothing in this Agreement will create or confer any right or other benefits on or in favour of any person who is not a party to this Agreement whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

viii. This Agreement may be executed in any number of counterparts all of which when taken together shall constitute a single instrument.

This  Agreement has been executed and delivered on the date first written above.

                                  THE SCHEDULE

                               NOTICE OF EXERCISE



TO:     Discovery  Energy  Corp.

For  the  attention  of: Keith Spickelmier, Executive Chairman & Keith McKenzie,
CEO

FROM:


1.     We  hereby  give  notice  to  Discovery  Energy Corp. that with immediate effect on your receipt of this notice we are exercising our right, granted pursuant to an Option Agreement dated 30 September 2012, to subscribe for the Option Shares (such term being defined as it is in the said Option Agreement) in the capital of Discovery Energy Corp. at a
       total subscription price of $[     ], subject  however  to  the  terms
       of  the  said  Option  Agreement.

2.     We  enclose  herewith  a  cheque  for  the  sum of $[      ] in favour of
       Discovery Energy Corp. and crossed "a/c payee" in payment for the shares referred to in paragraph I.


Dated

                              Signed  for  and  on  behalf  of

                              Chrystal  Capital  Partners  LLP

EXECUTED  as  an  AGREEMENT  by          )
DISCOVERY ENERGY CORP.                   )
by the signature of two duly             )
authorised  officers:                    )


                                         Keith  Spickelmier,  Chairman
                                         -----------------------------


                                         Keith  McKenzie,  CEO/Director
                                         ------------------------------

EXECUTED  as  an  AGREEMENT  by          )
CHRYSTAL  CAPITAL  PARTNERS  LLP         )
by  the  signature  of  all  of  its     )
partners:                                )

------


                                   APPENDIX 4

                      NOTICE OF TREATMENT AS RETAIL CLIENT

The Financial Services Authority Market Act 2000 ("FSMA") covers, inter alia, promotion of potential investments in unlisted UK and European (EU) funds to certain categories of potential investors. Some of these potential investors may be regulated by the Financial Services Authority ("FSA"); some may be listed companies, institutions, funds, trusts, pension schemes, investment schemes etc. Others may be categorised as "CLIENTS" for regulatory purposes, as explained further below. Some may be individuals, some not. Some may be experienced in investments, some not.

On the basis of information you have given us, we have categorised you as a "RETAIL CLIENT", by reason of your experience and understanding in relation to investments. A Retail Client may be afforded the greatest level of protection under the FSA rules in comparison to the other deemed client classifications.

As a consequence of this categorisation, if you are able to meet the "ELIGIBLE COMPLAINANT" classification and are dissatisfied with our services/ products you may be entitled to make a claim under the Financial Ombudsman Services. Similarly, if you qualify as an "ELIGIBLE CLAIMANT" you may be able to make a claim under the Financial Services Compensation Scheme.

                                   APPENDIX 5

                              SHAREHOLDER REGISTER

[                      ]

                                   APPENDIX 6

            [TO BE PLACED ON DISCOVERY ENERGY CORP HEADED NOTEPAPER]


To:  [LEGAL  ADVISOR  OF  Discovery  Energy  Corp]

[Date]

Dear  Sirs

FUND  RAISING

Pursuant to an engagement letter entered into between Discovery Energy Corp ("the Company") and Chrystal Capital Partners LLP ("Chrystal Capital") dated 30 September 2012 (the "Engagement Letter"), a copy of which is enclosed, we hereby confirm that we irrevocably authorise and instruct you to:

1. pay to Chrystal Capital, the Cash Success Fee as defined in paragraph 4.2 of the Engagement Letter, by way of deduction. Such payment will be made by you to Chrystal Capital immediately after you have received the proceeds of the Fund Raise; and

2. insert in any agreement between a Prospect and the Company in connection with the Fund Raise (as defined in the Engagement Letter) a term substantially in the form of:

"On completion of this [Subscription Agreement], the Company shall settle with Chrystal Capital (or as it may direct), the Cash Success Fees as defined in paragraph 4.2 of the Engagement Letter dated 30 September 2012 between Discovery Energy and Chrystal Capital Partners LLP"

Yours  faithfully



For  and  on  behalf  of

Discovery  Energy  Corp

cc.  Chrystal  Capital  Partners  LLP

                                   APPENDIX 6


                        RESTRICTED SHARE AWARD AGREEMENT

     THIS RESTRICTED SHARE AWARD AGREEMENT (the "Award Agreement") is between Discovery Energy Corp., a Nevada corporation ("Company"), and Chrystal Capital Partners LLP ("Chrystal Capital").

                                  WITNESSETH:

     WHEREAS, the Company and Chrystal Capital have entered into an engagement agreement (the "Engagement Agreement") pursuant to which Chrystal Capital is to provide to the Company certain services including those pertaining to the raising of capital for the Company (all capitalized terms that are used herein but not defined shall have the meanings ascribed to them in the Engagement Agreement); and

     WHEREAS, the Engagement Agreement requires the Company and Chrystal Capital to enter into this Agreement whereby Chrystal Capital receives a grant of a stock award (a "Stock Award"); and

     NOW, THEREFORE, in consideration of the above premises, the Company and Chrystal Capital agree as follows:

1.     GRANT  OF  STOCK  AWARD

     Subject to the terms and conditions set forth herein, and for and in consideration of services heretofore provided and hereafter to be provided by further consideration, a Stock Award consisting of a total of 6,472,425 (six million, four hundred and seventy two thousand and four hundred and twenty five) shares of the Company's common stock, par value $.001 per share ("Common Stock"). For purposes of this Award Agreement, the date of grant of the Stock Award (the "Date of Grant") shall be 30 September 2012.

2.     VESTING

     (a) Vesting of Restricted Shares. Immediately upon issuance of the shares comprising the Stock Award, all 6,472,425 shares comprising the Stock Award (such shares being referred to hereinafter as the "Restricted Shares") shall be vested, restricted and subject to forfeiture in accordance with the following terms:

     (i) During the period during which the restrictions provided for herein remain in effect (the "Restriction Period"), Chrystal Capital shall not be permitted to sell, transfer, pledge or assign any Restricted Shares.

     (ii) Except as otherwise provided for herein, Chrystal Capital shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends.

     (iii) The restrictions provided for herein with respect to the Restricted Shares shall lapse as follows:

          (A) The restrictions on all 6,472,425 Restricted Shares shall lapse immediately after the Company closes on a Fund Raise (other than a Fund Raise constituting or involving one of the Pre-Existing Exceptions) during the Exclusivity Period.

          (B) The restrictions on 3,236,213 Restricted Shares shall lapse immediately after the Company closes on a Fund Raise by MIGO 45 days after the Date of Grant but during the Exclusivity Period. Upon the lapse of the restrictions on the preceding 3,236,213 Restricted Shares, the remaining 3,236,212 Restricted Shares shall be forfeited.

     (iv) If a Fund Raise with respect to which restrictions on the Restricted Shares are to lapse pursuant to subsection (iii) immediately above is not completed by the end of the Exclusivity Period, then all Restricted Shares still subject to restrictions shall be forfeited by Chrystal Capital.

     (b) All stock certificates representing Restricted Shares issued pursuant to this Award Agreement shall be subject to the following legends:

"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW OR DELIVERY TO THE CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND POTENTIAL FORFEITURE PURSUANT TO THE PROVISIONS OF THE RESTRICTED SHARE AWARD AGREEMENT, DATED SEPTEMBER ____, 2012, BETWEEN THE COMPANY AND CHRYSTAL CAPITAL PARTNERS LLP, WHICH WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY."

     (c) The Company shall cause the certificate(s) representing the Restricted Shares to be delivered to Chrystal Capital's attorneys as a depository for safekeeping until the occurrence of an event leading to vesting or forfeiture. Upon the execution and delivery of this Award Agreement, Chrystal Capital shall deliver to the Company a stock power (endorsed in blank and medallion guaranteed) relating to the Restricted Shares in the form attached hereto as Exhibit A (the "Stock Power), which authorizes the Company to transfer to the Company any and all forfeited Restricted Shares. Upon the occurrence of an event leading to vesting, the Company shall cause a new certificate to be issued without the legend referring to this Award Agreement in the name of Chrystal Capital for the Restricted Shares thereupon becoming vested. Upon the occurrence of an event leading to forfeiture, Chrystal Capital shall cause its attorneys to return all certificate(s) representing the Restricted Shares to be returned to the Company.

3.     MISCELLANEOUS  TERMS

     (a) Entire Agreement: Governing Law. This Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Chrystal Capital with respect to the subject matter hereof, and this Award Agreement may not be amended except by means of a writing signed by the Company and Chrystal Capital. In the event of conflict between the terms of the Engagement Agreement and the terms of this Award Agreement, the terms of this Award Agreement shall control. THIS AWARD AGREEMENT IS GOVERNED BY TEXAS LAW EXCEPT FOR THAT BODY OF LAW PERTAINING TO CONFLICT OF LAWS.

     (b) Warranties, Representations and Covenants. Chrystal Capital acknowledges and agrees that nothing in this Award Agreement shall confer upon Chrystal Capital any right with respect to continuation of its engagement by the Company, nor shall it interfere in any way with Chrystal Capital's right or the Company's right to terminate Chrystal Capital's engagement or other services at any time, with or without cause, as provided in the Engagement Agreement.

     (c) Anti-Dilution. The terms, provisions and conditions of this Award Agreement shall be appropriately adjusted in the event that the outstanding shares of the Company's common stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or a dividend in the Company's common stock shall be paid in respect of such common stock.

                             [SIGNATURES TO FOLLOW]



IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the ____ day of September 2012.

"COMPANY"                              "CHRYSTAL  CAPITAL"

DISCOVERY  ENERGY  CORP.,              CHRYSTAL  CAPITAL  PARTNERS  LLP

a  Nevada  corporation



By:__________________________          By:________________________________

Name:__________________________        Name:______________________________

Title:___________________________      Title:_______________________________

Address:     Discovery Energy Corp.    Address:     New Broad Street House

             Houston,  Texas  77056                 35  New  Broad  Street

                                                    London  EC2M  1NH

                                   EXHIBIT A


     STOCK  POWER  AND  ASSIGNMENT

     FOR VALUE RECEIVED, Chrystal Capital Partners LLP hereby sells, assigns and transfers unto

____________________________________________________________________

_____________________________________  Shares  of  the Common Stock of Discovery

Energy Corp., a Nevada corporation, standing in his/her/its name on the Books of said corporation represented by Certificate(s) No. ______________ herewith, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer the said stock on the Books of the within named corporation with full power of substitution in the premises.

     Dated  ___________________  _____,  2012


                              CHRYSTAL  CAPITAL  PARTNERS  LLP


                              By:________________________________

                              Name:______________________________

                              Title:_______________________________

In  Presence  of

______________________________

______________________________

 [Affix  Medallion  Guarantee  Here]
------------------------------------